Exhibit 99.1

Eagle Broadband Adds New Board Member

    HOUSTON--(BUSINESS WIRE)--Nov. 1, 2004--Eagle Broadband, Inc. (AMEX:EAG), a leading provider of broadband, Internet protocol (IP) and satellite communications technology and services, announced today that the company's board of directors has elected James D. Yarbrough, Chief Executive Officer and County Judge of Galveston County, Texas, to Eagle Broadband's board of directors effective October 26, 2004.
    Dave Weisman, CEO of Eagle Broadband, said, "I am pleased to welcome Judge Yarbrough to our board of directors. He brings more than 25 years of business, finance and government experience to Eagle. Judge Yarbrough's financial skills and business insight will be a strong asset to Eagle and to our shareholders that will greatly benefit the Company moving forward."
    Yarbrough has served as Chief Executive Officer and County Judge of Galveston County since 1995. Prior to being elected to Galveston County, he was the founding principal of James D. Yarbrough & Company, which provided contract management and financial consulting services for corporations and small businesses. Prior to forming his financial practice in 1989, Yarbrough spent more than ten years in various executive positions within the financial services industry including president and officer for several leading financial institutions. He also serves as a director on a number of corporate and civic boards. He is a director of American National Insurance Company where he is Chair of the company's Compensation Committee and member and financial expert of the Audit Committee. He holds a Bachelor of Business Administration in Accounting and Finance from the University of Texas in Austin.

    About Eagle Broadband

    Eagle Broadband is a leading provider of broadband and communications technology and services. The company's product offerings include an exclusive "four-play" suite of Bundled Digital Services (BDS(SM)) with high-speed Internet, cable TV, telephone and security monitoring, and a turnkey suite of financing, network design, operational and support services that enables municipalities, utilities, real estate developers, hotels, multi-tenant owners and service providers to deliver exceptional value, state-of-the-art entertainment and communications choices and single-bill convenience to their residential and business customers. Eagle offers the HDTV-ready Media Pro IP set-top box product line that enables hotel operators and service providers to maximize revenues by offering state-of-the-art in-room entertainment and video services. The company also develops and markets the exclusive SatMAX(TM) satellite communications system that allows government, military, homeland security, aviation, maritime and enterprise customers to deliver reliable, non-line-of-sight, voice and data communications services via the Iridium satellite network from any location on Earth. The company is headquartered in Houston, Texas. For more information, please visit www.eaglebroadband.com or call 281-538-6000.
    Forward-looking statements in this release regarding Eagle Broadband, Inc., are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

    CONTACT: Eagle Broadband, Houston
             Clareen O'Quinn, 800-628-3910 or 281-538-6000
             coquinn@eaglebroadband.com
             or
             Press & Media Relations:
             CWR & Partners
             Ronnie Welch, 508-222-4802
             ronnie@cwrpartners.com
             or
             Investor Relations:
             The Ruth Group
             David Pasquale, 646-536-7006
             or
             Denise Roche, 646-536-7008
             dpasquale@theruthgroup.com